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                                                                   EXHIBIT 10.21

                           [DIAMOND FOOD, INC. LOGO]
                              DIAMOND FOODS, INC.

                            WALNUT PURCHASE AGREEMENT


Grower Name:
                  ------------------------------------------------------------

Grower Address:   ------------------------------------------------------------


                  Telephone:                   Email:
                            -----------------        -------------------------

Grower Orchards:  [See description on Exhibit A]

Date of Agreement:                       , 2005
                  ----------------------

        This Walnut Purchase Agreement is made between Diamond Foods, Inc., a Delaware corporation ("Diamond") and the Grower named above ("Grower").

1. SALE AND PURCHASE. During the Term of this Agreement, Grower will sell and Diamond will buy Grower's entire production of walnuts from the Grower Orchards as described on Exhibit A.

2. TERM. The Initial Term of this Agreement will commence on the date set forth above and will continue for the remainder of Grower's term under the Marketing Agreement contained in the Diamond Walnut Growers, Inc. Bylaws PLUS (check one):

        [ ] three additional Crop Years

        [ ] five additional Crop Years

        [ ] ten additional Crop Years

        (Thus, if a grower had one Crop Year remaining under the old Marketing Agreement and the grower elected a term of three additional Crop Years, the Initial Term would be four Crop Years). A Crop Year will commence on August 1 of the year in which the harvest is delivered (thus, the 2005 Crop Year commences on the August 1 preceding delivery of the harvest in the Fall of 2005), and will continue until July 31 of the following year).

        After the Initial Term, this Agreement will be automatically renewed for successive three-year terms (each, an "Extension Term") unless and until either party terminates the Agreement using the procedure described in paragraph 6.a. of the General Terms and Conditions.

3. PRICE. By March 31 following a harvest, Diamond will announce a final nominal purchase price for the year's walnut crop (the "Final Price"). The Final Price will be determined by Diamond in good faith, taking into account market conditions, quality,

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         variety, and other relevant factors. The actual purchase price (the
         "Purchase Price") will be determined by applying to Grower's deliveries the Final Price, as adjusted for various bonuses and price adjustments relating to variety, grade, early delivery, suitability for sale as in-shell, shelling quality, insect classification, and other factors, all as announced by Diamond from time to time in the Grower Guidelines.

4.       PAYMENT TERMS. Diamond will pay the Purchase Price as follows:


         First Payment                               A payment determined by Diamond in its
         (To be paid within 14 days                  discretion. Historically, Diamond has made
         after delivery)                             First Payments averaging approximately 35% to
                                                     45% of the final value of the crop.

         Second Payment                              A payment determined by Diamond in its
         (To be paid by February 15                  discretion. Historically, Diamond has made
         following delivery)                         Second Payments averaging approximately 10%
                                                     to 15% of the final value of the crop.

         Third Payment                               The Third Payment will be an amount equal to
         (To be paid by August 15                    65% of the Purchase Price (based upon the
         following delivery)                         Final Price announced on March 31), minus the
                                                     cumulative amount paid in the First and
                                                     Second Payments.

         Fourth and Final Payment
         (To be paid by December 15                  35% of the Purchase Price.
         of the year following the
         year of delivery)

         Grower's Walnut Marketing Board and California Walnut Commission fees and assessments will be deducted from the First Payment paid to Grower.

5. GENERAL TERMS AND CONDITIONS AND GROWER GUIDELINES. The General Terms and Conditions attached as Exhibit B and Grower Guidelines are incorporated by this reference into this Agreement. Diamond may amend the Grower Guidelines from time to time, and the amended Grower Guidelines will be deemed incorporated into this Agreement from and after the time such Guidelines are provided to Grower as set forth in the General Terms and Conditions.

6. ENTIRE AGREEMENT. This Agreement, the Designation of Grower Orchards on the reverse side hereof, the attached General Terms and Conditions, and the Grower Guidelines (as amended by Diamond from time to time), comprise the entire agreement between Grower and Diamond, and all prior or contemporaneous agreements and understandings are merged herein and superseded hereby.

GROWER:                            DIAMOND FOODS, INC., A DELAWARE CORPORATION:

By:                                By:
      --------------------------        --------------------------------------

Name:                              Name:
      --------------------------        --------------------------------------

Its:                               Its:
      --------------------------        --------------------------------------

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EXHIBIT A
---------
                         DESIGNATION OF GROWER ORCHARDS


VARIETY         ORCHARD         COUNTY          YEAR            ACRES           TREES/ACRE              OWNED/
                LOCATION                       PLANTED                                                  LEASED

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


"Grower Orchards" includes all walnut orchards as to which Grower or Grower's Affiliates have the right to sell the production. "Grower Orchards" include (i) orchards owned now or in the future by Grower or Grower's Affiliates, and (ii) orchards that Grower or its Affiliates now or in the future sharecrop or lease from the orchard owner, if Grower or its Affiliates control the sale of the crop. Grower will notify Diamond in writing if after the date of this Agreement Grower or any of its Affiliates acquire, sharecrop, or lease additional Grower Orchards. Grower represents and warrants to Diamond that the above list of Grower Orchards is complete.

An "Affiliate" of Grower is any corporation, limited liability company, partnership, limited partnership, or other entity controlled by Grower, or which controls Grower, or which is commonly controlled with Grower. A person or entity "controls" another entity when the person owns more than 50% of the voting or equity interests in such entity, or otherwise has the power to direct the management and policies of such entity A revocable living trust of which Grower is the grantor will also be considered an Affiliate of Grower.

If Grower sells a Grower Orchard or terminates the arrangement under which Grower sharecropped or leased such Grower Orchard, it will cease to be considered a Grower Orchard after Diamond receives written notice of such event from Grower. Thereafter, the purchaser of the orchard will be free to enter into other arrangements for the sale of production from such orchard. If Grower leases a Grower Orchard to a third party or enters into a sharecropping arrangement with respect thereto, the orchard will continue to be considered a Grower Orchard, the production of which is committed to Diamond under this Agreement. If Grower takes a Grower Orchard out of production, Grower will give Diamond prompt written notice of such event. Thereafter, such orchard will cease to be a Grower Orchard covered by this Agreement.

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EXHIBIT B
---------

                            WALNUT PURCHASE AGREEMENT
                          GENERAL TERMS AND CONDITIONS


1. PRICE. Grower acknowledges that Diamond will set the Final Price for walnuts by March 31 of the year following delivery of each harvest. Diamond's good faith determination of the Final Price will be conclusive and binding upon the parties. Subject to Section 4 of these General Terms and Conditions, title to the walnuts will pass to Diamond upon delivery notwithstanding that the Purchase Price will be determined at a later date. Grower expressly waives the provisions of California Food and Agriculture Code Sections 62801, which provides in part

                  ". . . unless the parties agree otherwise, every contract for the sale of edible nuts shall be in writing and shall state the full purchase price in a definite sum which is to be paid in accordance with the terms of the contract."

2. ASSIGNMENT OF PAYMENTS. Grower may assign to a third party in whole or in part its right to receive payment by giving Diamond written notice of such assignment. Diamond will be justified in relying upon such notice until it receives written notice terminating or changing such assignment.

3. WAIVER OF PRODUCER'S LIEN. Grower expressly waives the provisions of California Food and Agriculture Code Section 55631, which provides in part

                  "Every producer of any farm product that sells any product which is grown by him to any processor . . . has a lien upon such product and upon all processed or manufactured forms of such farm product for his labor, care, and expense in growing and harvesting such product."

The producer's lien under Section 55631 is a first priority lien on the farm product sold. A person waiving the benefits of Section 55631 would be in the position of a general creditor of Diamond, instead of a secured creditor.

4.      DELIVERY AND ACCEPTANCE; TITLE.

        a. Subject to Diamond's right to regulate time of delivery by reasonable notice, Grower will harvest, hull, and deliver the walnuts in accordance with Diamond's Grower Guidelines.

        b. Upon the delivery of Grower's walnuts to Diamond's processing facility, Diamond will inspect, weigh, grade, and sort the walnuts.

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        c. If Grower participates in Diamond's Ranch Pick-Up Program, Grower will deliver the walnuts to Diamond's common carrier for transportation to Diamond's processing facility. In such event, title to the walnuts will pass to Diamond when the walnuts are loaded on the common carrier's truck (subject, however, to Diamond's right to inspect, reject, and return to Grower loads of walnuts that are not merchantable).

        d. If Grower does not participate in Diamond's Ranch Pick-Up Program, but rather transports walnuts using Grower's own carrier, title to the walnuts will pass to Diamond upon delivery of the walnuts to Diamond's facility and acceptance by Diamond.

        e. Prior to transfer of title, Grower will bear all risk of loss, damage, or depreciation of the walnuts.

        f. Diamond will have no obligation to purchase Willson Wonder, Bijou, Klondyke, Gant, and other walnut varieties that Diamond determines to be not merchantable.

5.      GROWER WARRANTIES.

        a. Grower warrants that upon delivery Diamond will acquire good and merchantable title to the walnuts. Grower will promptly notify Diamond of the existence of any security interest granted in the walnuts. Grower will provide to Diamond upon request proof of release of any liens on delivered walnuts arising out of crop financing. Grower further warrants that the holders of any liens, claims, or encumbrances affecting the walnuts have granted to Grower permission to sell the walnuts to Diamond. Grower will indemnify, defend, and hold Diamond harmless from any loss or liability relating to the claim of any person claiming a lien in the walnuts.

        b. Grower warrants that the walnuts will be dry and clean, and of good merchantable quality, with levels of mold, insects, and other damage that do not render the walnuts not merchantable. The walnuts will be free of pesticide residues or other substances in a quantity prohibited by local state, or federal law. If the walnuts fail to meet these standards, Diamond may, at its option and in its sole discretion, either (i) do whatever is commercially reasonable to make the walnuts meet these standards, charging all related costs to Grower;
(ii) decline acceptance of such walnuts before or upon delivery or within a reasonable time after delivery and return the walnuts to Grower at Grower's expense; or (iii) notify Grower and hold the walnuts subject to Grower's orders and expense.

        c. Grower warrants that (i) Grower's delivery obligations under this Agreement will not conflict with any duty Grower may have under agreements with third parties; and (ii) none of the walnuts delivered by Grower to Diamond hereunder will originate in orchards other than Grower Orchards.

        d. Grower agrees to conform to (i) the provisions of the pure food and drug laws and other present or future laws of the State of California, and (ii) the provisions of the Federal Pure Food and Drugs Act of the United States of June 30, 1906, and all amendments thereto. Grower warrants that walnuts delivered under this contract will not on the date of delivery be adulterated or misbranded within the meaning of any applicable law of the State of California, or the Federal Food, Drug, and Cosmetic Act. Grower further warrants that the walnuts have not been subjected

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to any pesticides or chemicals that may detrimentally affect the natural state of such walnuts or the saleability thereof. All products delivered hereunder will be produced in compliance with the requirements of section 12 of the Fair Labor Standards Act of 1938, as amended, and all other requirements of the Act so far as they may be applicable.

6.      TERM AND TERMINATION.

        a. The Initial Term will expire at the end of the last Crop Year of such period. Thereafter, the term of the Agreement will automatically be renewed for successive additional three-year terms (each, an "Extension Term"), unless a party terminates the Agreement through the following procedure. (The Initial Term and all Extension Terms will be referred to as the "Term.") Either Grower or Diamond may terminate this Agreement by giving written notice (a "Termination Notice") to the other party before February 28 of the final Crop Year of the then-current Term. If a Termination Notice has been delivered, this Agreement will terminate at the end of the then-current Term, and will not be automatically renewed.

        b. Grower may terminate this Agreement effective 30 days after giving written notice to Diamond if Grower sells all of its Grower Orchards or takes all of the Grower Orchards out of commercial production.

        c. In the event that either party is in material breach of its obligAtions hereunder, the other party may give notice to the party in breach, specifying in detail the nature of the breach. This Agreement will terminate 30 days after the date of such notice, unless the breaching party substantially cures its breach within the 30-day period (or, if the breach is not capable of being cured within such period, if the party in breach commences such cure during such period and thereafter diligently prosecutes such cure to completion). It shall be considered a material breach of this Agreement if Grower breaches its obligation to sell to Diamond during the Term of this Agreement all of its production from Grower Orchards.

        d. Diamond may terminate this Agreement effective upon 30 days prior written notice to Grower if over 3 consecutive years Grower's deliveries are not of commercial quality. "Commercial quality" means that at least 80% of Grower's deliveries are Class I Insect Level and that no more than 12% of the delivered pounds are classified as "offgrade."

7. GROWER GUIDELINES. Grower and Diamond will be subject to the terms and conditions set forth in Diamond's Grower Guidelines. Each Crop Year, Diamond will amend and republish the Grower Guidelines. Diamond will send to Grower or post on its website in a manner accessible to Grower the Grower Guidelines that will be applicable to the upcoming harvest.

8.      DISPUTE RESOLUTION.

        a. Any controversy or claim arising out of or relating to this Agreement will be settled by arbitration conducted in Stockton, California in accordance with the rules of the American Arbitration Association. The arbitrator selected to hear the matter must have a minimum of five years of experience as a judge or arbitrator, or both. At least thirty days before the arbitration hearing, the parties will allow each other reasonable written discovery including the inspection and copying of documents and other tangible items relevant to the issues that are

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to be presented at the arbitration hearing. The arbitrator will decide any disputes regarding the scope of discovery. Fees for the arbitrator or arbitrators will be divided equally between the parties, and the parties will be individually responsible for the payment of the fees. The prevailing party in any arbitration, proceeding or legal action arising out of or relating to this Agreement will be entitled to recover its reasonable attorneys' fees and costs incurred in connection with such arbitration, proceeding or legal action. The arbitrator will determine who is the prevailing party for this purpose.

        b. The award rendered by the arbitrator will be final and binding upon both parties. The California State Superior Court located in Stockton, California will have exclusive jurisdiction over disputes between the parties in connection with such arbitration and the enforcement thereof. The parties consent to the jurisdiction and venue of the California State Superior Court located in Stockton, California. Notwithstanding that the parties have agreed to binding arbitration of disputes, neither party will be prevented from seeking ancillary or equitable relief from the California State Superior Court, including lis pendens, injunctive relief and specific performance.

        c. The parties will keep confidential the outcome of any mediation, arbitration, proceeding or legal action. Each dispute will be resolved based upon its own facts and merits, and no procedure in the nature of class actions will be permitted. Further, no collateral estoppel effect will be accorded to any judgment, decision, or award from any prior arbitration, proceeding or legal action against the other party unless both parties were parties to such prior proceeding.

9.      FORCE MAJEURE:  QUARANTINES AND EMBARGOES; RESERVATION OF CROP.

        a. Either party's obligation to perform under this Agreement will be excused to the extent it is prevented by fire, storm, flood, earthquake, explosion, action of the elements, total or partial failure of transportation or delivery facilities, shortage of labor, materials or supplies, interruption of power, Act of God, the elements, war, civil disturbance, governmental or regulatory actions, labor disturbances, or any other event beyond the party's reasonable control.

        b. If, before delivery hereunder is completed, any quarantine, embargo, or other laws or regulations or restrictions of federal state, or other public or governmental authority or officers would prevent or substantially interfere with shipment of any walnuts deliverable hereunder to the nearest walnut packing or receiving station of Grower or from such plant, or would render any such walnuts subject to detention, seizure, or condemnation, Diamond at its option, by written notice to Grower, may either terminate this Agreement as to all walnuts not theretofore delivered by Grower, or may postpone the time for delivery hereunder while such laws, regulations, or restrictions so operate.

        c. Grower acknowledges that pursuant to Federal Marketing Order (984) covering walnuts grown in California, Diamond may be required to withhold from the saleable market that portion of Grower's crop which is declared reserved or surplus by the Walnut Marketing Board and ordered withheld from the salable market by the United States Secretary of Agriculture. Price and payment for Grower's reserve walnuts may be on a basis different than for the salable

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portion of Grower's crop. Diamond will have no obligation to pay for Grower's reserve walnuts, until such reserve walnuts are released for sale by the Walnut Marketing Board.

10. REMEDIES FOR GROWER'S BREACH OF OBLIGATION TO SELL ENTIRE PRODUCTION. The parties acknowledge and agree that (i) this contract is a requirements contract obligating Grower to sell to Diamond its entire production of walnuts from Grower Orchards; and (ii) Grower is not entitled to sell walnuts to Diamond that are from orchards other than Grower Orchards. The parties further acknowledge and agree that these obligations are fundamental to the commercial understanding between the parties, and that if Grower breaches either of these obligations, Diamond will suffer damages that would be impracticable or extremely difficult to determine. Accordingly, the parties agree that in the event that Grower breaches either of the above obligations, Grower shall become obligated to pay to Diamond liquidated damages equal to 50% of the market value of production that Grower sells to buyers other than Diamond, or 50% of the market value of production sold to Diamond that originated from orchards other than Grower Orchards. The foregoing right to recover liquidated damages will be in addition to, and not in substitution of, all other available remedies for breach of this Agreement, including equitable relief.

11.     GENERAL.

        a. EFFECT OF REORGANIZATION OF OLD DIAMOND. Grower is currently a member of Diamond Walnut Growers, Inc., a grower-owned California cooperative ("Old Diamond"). As a member, Grower is subject to the "Marketing Agreement" contained in Diamond's Bylaws, which deals with the same subject matter as this Agreement. Old Diamond is contemplating a corporate reorganization in which Old Diamond will be merged into Diamond, a newly-formed Delaware corporation. Old Diamond has elected to terminate all Marketing Agreements under the Bylaws, effective upon Diamond's merger into New Diamond. The effectiveness and operation of this Agreement will be suspended until termination of the Marketing Agreements under the Bylaws. If the Marketing Agreements under the Bylaws are not terminated prior to December 31, 2005, Diamond will have the option to terminate this Agreement effective upon the giving of written notice to Grower.

         b.  ASSIGNMENT.

            (i) Upon giving written notice, Grower may assign its rights and obligations to a person who acquires by purchase a controlling interest in all or substantially all of Grower's Grower Orchards, provided that the assignee agrees in writing to be bound by the terms of this Agreement. In such a case, no other walnut orchards owned by the assignee will be considered Grower Orchards unless Diamond agrees in writing to such designation.

           (ii) Upon giving written notice, Diamond may assign its rights and obligations under this Agreement to an acquiror of all or substantially all Diamond's assets and business operations.

        c. NOTICES. All notices under this Agreement must be in writing and will be effective (i) immediately upon delivery in person or by messenger to the address stated above, or



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(ii) the next business day after deposit with a commercial courier or delivery service for next business day delivery, or (iii) upon receipt by facsimile as established by evidence of successful transmission, provided a copy of the notice is mailed by first class the same day, or (iv) three business days after deposit with the United States Postal Service, certified mail, return receipt requested, postage prepaid. All notices must be properly addressed to Grower at the address set forth above, or to Diamond at 1050 S. Diamond Street, Stockton, CA 95205-7087, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this Section.

        d. SEVERABILITY. If any provision of this Agreement or its application to any person or circumstances is held to be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to other persons or circumstances will not be affected, and each term of this Agreement will be valid and enforceable to the fullest extent permitted by law.

        e. AMENDMENT. This Agreement may only be amended in a writing signed by both parties; provided, however, that Diamond may amend the Grower Guidelines from time to time by giving written notice to Grower.

        f. BINDING AGREEMENT. The Agreement will be binding upon, and will inure to the benefit of, the heirs, executors, administrators, successors, assigns, and grantees of the parties hereto.

        g. GOVERNING LAW. This Agreement will be governed by the laws of the State of California, as applied to contracts entered into and performed completely within California.


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